EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-8316 on Forms S-8 and S-3, Amendment No. 1 to Registration Statement No. 333-813 on Form S-3, and in Registration Statements Nos. 33-20226, 33-23699, 33-33571, 33-41330, 33-81914 and 333-04041 on Forms S-8 of our report dated
February 28, 1997 on the consolidated financial statements and related financial statement schedule of Sigma Designs, Inc. appearing in this Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1997.


San Jose, California
April 30, 1997